Promissory Note

BETWEEN

ZORO MINING CORP.
3040 North Campbell Ave. #110
Tucson, Arizona, 85719

(Herein after referred to as the "Borrower")

AND

WOODBURN HOLDINGS LTD.
885 Pyrford Road
West Vancouver, BC V7S 2A2
(Herein after referred to as "the Investor")

WHEREAS the Borrower has received funds from the Investor in the amount of $12,000.

INTEREST RATE: Annual interest rate on matured, unpaid amounts shall be Eight (8%) PERCENT per annum simple interest.

TERM: The Borrower acknowledges that the Note is due and payable with accumulated interest within 6 months of signing being the 2nd of April, 2010 ("Maturity Date"). Interest will be accrued and compounded monthly after the Maturity Date until the Note and accumulated interest is fully paid.

RIGHT TO ASSIGN: The Investor has the right to assign the promissory note to another party at anytime at its sole discretion provided it has given notice in writing to the Borrower at the time of the assignment. The borrower shall not have the right to assign without the approval of the payee (s).

BINDING EFFECT: The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

All Parties have agreed to waive the requirement for a loan agreement.

All Parties acknowledge they have sought and received independent legal counsel.

This Promissory note may be signed in counterpart and transmitted via fax to 604-637-3111

EXECUTED this 2nd day of October, 2009.

Zoro Mining Corp

Andrew Brodkey, President

Woodburn Holdings Ltd

Bob Baker, President